EXHIBIT 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50371) of Arvin Industries, Inc. of our report dated January 30, 1996, appearing on page 41 of the Arvin Industries, Inc. Form 10-K for the year ended December 31, 1995.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP



November 18, 1996